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                                                                   Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Forms S-3 (File No. 333-105494), S-4 (File No. 333-91577) and S-8 (File Nos.
333-43787, 333-89008, 333-95901, 333-105938, File No. 333-114398, File No.
333-118322, and File No. 333-120395) of our reports dated March 11, 2005, relating to the financial statements of Iron Mountain Incorporated and management's report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Iron Mountain Incorporated for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP
Boston, MA
March 11, 2005